EXHIBIT 2(c)

                           PURCHASE AND SALE AGREEMENT

       This Agreement, when accepted and agreed to in the manner provided below shall constitute the terms and provisions of an agreement under which MAYNARD OIL COMPANY, a Delaware corporation, with offices at 8080 North Central Expressway, Suite 660, Dallas, Texas 75206, hereinafter referred to as "SELLER", agrees to sell or exchange and JAVELINA ENERGY, INC., a Texas corporation, whose post office address is P. O. Box 1237, Kingsville, Texas 78364, hereinafter referred to as "BUYER", agrees to purchase or exchange all of SELLER'S right, title and interest in and those certain oil and gas properties owned by SELLER and described in Exhibit "A", Property Schedule attached hereto and made a part hereof, hereinafter sometimes referred to as the "PROPERTY".

       1.    PROPERTY BEING  SOLD OR  EXCHANGED.   At  Closing,  as hereinafter
  defined, SELLER shall convey to BUYER the PROPERTY identified on Exhibit "A", including:

       (a) All of SELLER'S interest whether present, contingent, reversionary or other type of interest, in and to the leasehold estates created under the oil, gas and mineral leases described in Exhibit "A", INSOFAR AS TO THE LANDS DESCRIBED IN EXHIBIT "A" AND INSOFAR AND ONLY INSOFAR AS TO THOSE DEPTHS SPECIFIED IN EXHIBIT "A" WHERE A DEPTH LIMITATION IS PROVIDED, (such leases being hereinafter called "said leases"), which interest in said Leases and the wells situated thereon, and in any pooled units pertaining thereto, SELLER represents to be no less than the working and net revenue interests set forth on such Exhibit "A";

       (b) All of SELLER'S fee interests, royalties, overriding royalties, production payments, rights to take royalties in kind, or other interests in production of oil, gas or other minerals in the lands described in Exhibit "A", INSOFAR AND ONLY INSOFAR AS TO THOSE DEPTHS SPECIFIED IN EXHIBIT "A" WHERE A DEPTH LIMITATION IS PROVIDED, whether created under the leases, deeds, assignments or other instruments described in Exhibit of oil, gas or other minerals in said lands SELLER represents to be no less than the net revenue interest set forth on such Exhibit "A";

       (c) All of SELLER'S right, title and interest in and to all permits, franchises, licenses, servitudes, easements, surface leases and rights-of-way of every character relating to said leases;

       (d) All of SELLER'S right, title and interest in and to any contracts or agreements including, but not limited to, rights and interest in or derived from unit agreements, gas processing agreements, joint operating agreements, gas contracts, gas gathering agreements, gas balancing agreements, boundary or well line agreements, assignments of operating rights, working interest and subleases affecting said leases.

       (e) All of SELLER'S right, title and interest in and to producing, non-producing and shut-in oil and gas wells, salt water disposal wells, injection wells and water wells on said leases or lands pooled, unitized or communitized therewith; and

       (f) All of SELLER'S right, title and interest in and to all surface and down-hole equipment, fixtures, related inventory and other personal property used in connection with the PROPERTY described in paragraphs (a) through (e) above, excluding, however, all automobiles, trucks and communications equipment.

       2. PERFORMANCE DEPOSIT. On or before 4:00 o'clock p.m., local time, August 15, 1996, BUYER shall tender to Bank One, Texas, N.A. ("Escrow
  Agent", as provided for in Exhibit "C" hereto), by wire transfer, a performance deposit in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00). The performance deposit is received solely to assure the performance of BUYER pursuant to the terms and conditions hereof. The performance deposit will be returned to BUYER at Closing upon consummation of the transaction, or at BUYER'S election, may be credited to the Purchase Price. No interest shall be paid or credited to the performance deposit. If BUYER fails, refuses, or is unable to close the sale in accordance with the terms herein, SELLER, except as otherwise herein specifically provided, may, at its option, retain the performance deposit as agreed liquidated damages and not as a penalty. If SELLER, through no fault of BUYER, refuses to close the sale in accordance with the terms herein, the performance deposit shall be returned to BUYER.

       3.   PURCHASE PRICE.   The total  sum which BUYER  agrees to  deliver to
  Escrow Agent for the PROPERTY, is One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00)

       4. CLOSING. The closing shall take place on or before August 29, 1996, at 10:00 a.m. local time at SELLER'S offices in Dallas, Texas, unless the parties mutually agree upon a later date, or, at BUYER'S election, such closing may be handled by overnight mail upon confirmation of funds received by the Escrow Agent. The following shall occur at closing:

       (a)  Purchase Price.   BUYER  will make  payment of  the Purchase  Price
  pursuant to paragraph numbered 3 above, and adjusted by Sections 2,d

       (b) Conveyance. SELLER will convey the PROPERTY to BUYER by executing and delivering Conveyances, Assignments and Bills of Sale, a form of which is attached hereto as Exhibit "B".

       5. CONVEYANCE EFFECTIVE DATE. The conveyance from SELLER to BUYER shall be effective as of August 1, 1996, at 7:00 a.m. local time, herein called the "Effective Date". BUYER shall assume the risk of any change in the condition of the PROPERTY from the date of this Agreement to the date of Closing.

       6. FILES AND RECORDS. Prior to Closing, SELLER will make available for examination by BUYER such title information and abstract coverage as may be available in SELLER'S files. Existing abstracts and title opinions will not be brought down to date by SELLER. SELLER'S files will be made available to BUYER for examination at SELLER'S offices in Dallas, Texas, during normal working hours. BUYER will be permitted, to make copies of pertinent instruments or documents contained in SELLER'S files. No economic analyses, interpretive geological or geophysical data considered proprietary by SELLER shall be copied by BUYER. As soon as practicable after Closing, SELLER shall deliver all of the original files or copies thereof to BUYER, at BUYER'S expense.

       7. LIMITED WARRANTY. Conveyance of the PROPERTY shall be WITHOUT WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, EXCEPT BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE with the right of full substitution and subrogation in and to all rights and actions of warranty which SELLER has or may have against any and all preceding owners or vendors of the PROPERTY.

       8. INDEPENDENT EVALUATION. BUYER has made an independent evaluation of the PROPERTY and acknowledges that SELLER has made no statements or representation concerning the present or future value of the anticipated income, costs, or profits, if any, to be derived from the PROPERTY and that SELLER DOES NOT WARRANT TITLpment, or other property located thereon or used in connection therewith. BUYER further acknowledges that in executing this Agreement it has relied solely upon its independent examination of the premises and public records.

       9. SIGNIFICANT TITLE DEFECT. As used in this Agreement, the term "significant title defect" shall include any defect which results in a loss of title in SELLER such that BUYER'S net revenue interest in the affected PROPERTY is reduced or SELLER'S right to use the PROPERTY as an owner, lessee, licensee, or permittee, as applicable, is extinguished or severely restricted.

       On or before ten (10) days prior to Closing, BUYER shall give written notice to SELLER of interests in the PROPERTY which have significant title defects. BUYER shall be deemed to have waived all title defects and any other defect of which SELLER has not been given notice by ten (10) business days prior to Closing, unless it is a significant title defect which did not exist on or before that date.

       Interests which have significant title defects shall be excluded from the PROPERTY to be conveyed and the Purchase Price shall be reduced by the price allocated by Buyer for such PROPERTY on Exhibit "A", Property Schedule, attached hereto unless: (i) prior to closing, the basis for the significant title defect has been removed, or (ii) BUYER agrees to accept the interest notwithstanding the defect. Loss of any lease acreage between the Effective Date and Closing due to expiration of the lease term will not constitute a significant title defect.

       10. PRODUCTION PROCEEDS AND EXPENSES AFTER EFFECTIVE DATE. All production from oil and gas wells, and all proceeds from the sale thereof attributable to production prior to the Effective Date shall be the property of SELLER. All production and proceeds attributable to production after the Effective Date shall be the property of BUYER. At Closing, a settlement shall be made between BUYER and SELLER of all s paid by SELLER for the time period between the Effective Date and Closing. The net settlement balance shall be deducted from or added to the Purchase Price. Applicable costs and expenses will include, without limitation, any and all taxes related to said production.

       Within one hundred twenty (120) days after the Closing, SELLER and BUYER shall, if necessary, make a post-closing settlement to account for all production proceeds received and all expenses, costs and taxes paid by
  SELLER after the Effective Date. After the post-closing settlement, additional proceeds received by or expenses paid by either BUYER or SELLER on behalf of the other shall be settled by invoicing the other party for expenses paid or remitting to the other party any proceeds received.

       11. TAXES. BUYER shall be responsible for payment of all taxes relating to its interests in the PROPERTY from and after the Effective Date. SELLER shall be responsible for payment of all taxes relating to its interests in the PROPERTY prior to the Effective Date. Property and ad valorem taxes payable on an annual basis shall be prorated between SELLER and BUYER as of the Effective Date. BUYER shall be liable for any sales tax or other transfer tax.

       12. EXISTING CONTRACTS. This sale will be made subject to any and all existing operating agreements, unit agreements and interim assignments, as well as any and all other agreements or contracts of any nature to which the PROPERTY is subject.

       13. NOTICES. All notices and communications required or permitted under this Agreement shall be in writing, deliver to or sent by U. S. Mail or Express Delivery, postage prepaid, or by facsimile transmission, addressed as follows:

       Maynard Oil Company
       Attention Cassondra Foster
       8080 North Central Expressway, Suite 660
       Dallas, TX  75206
       Phone:  (214) 891-8461
       Fax:  (214) 891-8827

       Javelina Energy, Inc.
       Attention Mr. Ken Perkins
       Highway 141 West
       Armstrong Ranch
       Kingsville, TX  78364
       Phone:  (512) 592-6000
       Fax:    (512) 592-2689

       14. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon SELLER and BUYER, their respective successors and assigns. All references contained in the Agreement shall be deemed to include SELLER and BUYER'S respective successors and assigns. No assignment by any party shall relieve any party of any duties or obligations under this Agreement.

       15. PREFERENTIAL RIGHTS TO PURCHASE. Should any of the PROPERTY offered be subject to a preferential right to purchase or consent to assign, then the proposed sale of the PROPERTY affected thereby will be subject to SELLER'S obtaining any such waiver or consent. SELLER shall not be liable to BUYER by reason of inability or failure to obtain any such waiver or consent. In the event any third party exercises its preferential right to purchase, the price shall be the value indicated by SELLER on the Property Schedule and the parties shall reduce the Purchase Price by the value assigned. At Closing, if SELLER has been unable to obtain a required waiver or consent (or the appropriate time period for asserting such rights has not expired), the Purchase Price shall be reduced by an amount equal to the value assigned to the interest affected by such waiver or consent. This paragraph shall not be applicable to oil and gas leases requiring consent by, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein, if the same are customarily obtained subsequent to such sale or conveyance.

       16. INDEMNITY. BUYER shall assume full responsibility for the PROPERTY purchased as of the Effective Date and shall defend and indemnify SELLER, its employees, officers and agents, against any and all losses, claims, suits, liabilities, and expenses arising out of, in connection with or resulting from BUYER'S ownership of the PROPERTY purchased. BUYER shall comply with all covenants in the insto which the PROPERTY is subject.

       SELLER shall defend and indemnify BUYER, its employees, officers and agents, against any and all losses, claims, suits, liabilities, and expenses arising out of, in connection with or resulting from SELLER'S ownership of the PROPERTY purchased prior to the effective date.

       17. ALLOCATED VALUES. BUYER AND SELLER herein agree upon the allocation of the Purchase Price among the properties. Such Allocated Values are shown on Exhibit "A", Property Schedule which is attached hereto. In the event the net amount of the Purchase Price adjustments downward provided for in paragraphs numbered 9, and 15 exceeds fifteen percent (15%) of the Purchase Price, then SELLER or BUYER may, upon written notice to the other, cancel this Agreement and the same shall be of no further force and effect and in such event, SELLER shall promptly refund to BUYER the Performance Deposit.

       18. COMPLETE AGREEMENT; SAVINGS CLAUSE. When executed by SELLER and BUYER, this Agreement shall constitute the complete agreement between the parties regarding the purchase and sale of the PROPERTY. Where applicable, the terms of this Agreement shall survive the Closing.

       19. GOVERNING LAW AND VENUE. This Agreement and all of its terms and provisions shall be governed by the laws of the State of Texas.

       The parties agree that venue for any dispute between the parties pertaining to this Agreement shall be in Dallas County, Texas. In any such dispute, the prevailing party shall be entitled to reimbursement of all court costs and reasonable attorneys' fees incurred.

       20. FURTHER ASSURANCES. SELLER agrees that, at any time and from time to time after the date hereof, it will, upon request of BUYER, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered all further documents or instruments as may be required in connection with the assignment and conveyance of the PROPEth the performance by SELLER of the transactions contemplated by this Agreement. SELLER agrees that promptly after Closing they will prepare and send out letters-in-lieu to all operators and remittors of proceeds from the sale of oil and gas from said leases and said wells, notifying them of the transfer of SELLER'S interest to BUYER.

       21.   TAX-FREE  EXCHANGE.   SELLER  has elected  to  effect a  like-kind
  exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, with respect to the PROPERTY (a "Like-Kind Exchange"). In order to effect a Like-Kind Exchange, BUYER shall cooperate and do all acts as may be reasonably required or requested by SELLER with regard to effecting the Like-Kind Exchange,
  including, but  not limited to,   executing an  Exchange Escrow Agreement,  a
  form of which is attached hereto as Exhibit "C", in accordance with Treasury Regulation Section 1.1031(k)-1(g)(3); provided, however, BUYER SHALL INCUR NO EXPENSE IN CONNECTION WITH SUCH LIKE-KIND EXCHANGE AND BUYER SHALL NOT BE REQUIRED TO TAKE TITLE TO ANY PROPERTY OTHER THAN THE PROPERTY IN CONNECTION WITH THE LIKE-KIND EXCHANGE, AND BUYER'S POSSESSION OF THE PROPERTY WILL NOT BE DELAYED BY REASON OF ANY SUCH LIKE-KIND EXCHANGE.

       22.  MISCELLANEOUS PROVISIONS.

       (a) Captions have been inserted for reference purposes only and shall not define or limit the terms of this Agreement;

       (b)  If   any  provision  of  this  Agreement   is  held  invalid,  such
  invalidity shall not affect the remaining provisions;

       (c) This Agreement cannot be modified or amended except by a written instrument duly executed by SELLER and BUYER; and

       (d) Neither SELLER nor BUYER, without the prior written consent of the other party shall assign any right or obligations under this Agreement prior to the Closing, or attempt to delegate any duty to be performed under this Agreement. Consent to assign shall not be unreasonably withheld by either party.

       TIME IS OF THE ESSENCE HEREOF. If the foregoing sets forth your understanding of our agreement, please so indicate by dating, signing and returning one copy hereof on or before August 12, 1996. Failure to do so shall result in cancellation of this agreement at SELLER'S option.

       EXECUTED this 6th day of August, 1996.

                                     MAYNARD OIL COMPANY


                                     By:  /s/ L. B. Carruth
                                          ___________________________
                                          L. B. Carruth
                                          Vice President

                                     75-1362284
                                     Tax Identification Number

                                     JAVELINA ENERGY, INC.


                                     By: /s/ Ken Perkins
                                         ___________________________
                                         Ken Perkins
                                         President

                                     ________________________________
                                     Tax Identification Number


                                   EXHIBIT "A"
                                PROPERTY SCHEDULE

       Attached to and  made a part of  PURCHASE AND SALE  AGREEMENT dated
       August 6, 1996, by and between Maynard Oil Company, SELLER, and Javelina Energy, Inc., BUYER

            NOTE: Any reference made in this Exhibit "A" to a property name, a lease name, a well name, a unit name, or a PN or property number is intended for the use of Maynard Oil Company only, and is not intended to be, nor shall it be construed as, a part of the description of the property herein contained or in any way affecting the property or property interest to be conveyed to Javelina Energy, Inc.

                           POWDER RIVER COUNTY, MONTANA

                                    PN 015506
                            ALLOCATED VALUE $22,189.00

                       BELL CREEK CONSOLIDATED (MUDDY) UNIT
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0033578

       Mineral Deed dated May 6, 1969, by and between John A. Love, Jr., et ux, as Grantors, and Echo Oil Corporation (predecessor in title by merger to Maynard Oil Company), as Grantee, recorded in Book 34, page 267 of the Deed Records of Powder River County, Montana, INSOFAR AND ONLY INSOFAR as said Deed covers the S/2 and the SW/4 NW/4 Section 28, N/2 SE/4, SE/4 SE/4
  Section 29, E/2 Section 32, NW/4 and the S/2 Section 33, Township 8 South, Range 54 East, AND INSOFAR AND ONLY INSOFAR as said Deed covers the unitized formation of the Bell Creek Consolidated (Muddy) Unit Powder River County, Montana (LF-60110-AA)

       Mineral Deed dated May 6, 1969, by and between John A. Love, Jr., et ux, as Grantors, and Echo Oil Corporation (predecessor in title by merger to Maynard Oil Company), as Grantee, recorded in Book 34, page 269 of the Deed Records of Powder River County, Montana, INSOFAR AND ONLY INSOFAR as said Deed covers the N/2 NE/4, SW/4 NE/4, SE/4 NW/4, NW/4 SE/4, N/2 SW/4, SE/4 SW/4 Section 27, Township 9 South, Range 53 East, AND INSOFAR AND ONLY INSOFAR as said Deed covers the unitized formation of the Bell Creek Consolidated (Muddy) Unit Powder River County, Montana (LF-60111-AA)

                             CARTER COUNTY, OKLAHOMA

                                    PN 600350
                             ALLOCATED VALUE $648.00

                                     MITCHELL
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0041667

       Royalty interest conveyed by instrument titled Assignment and Bill of Sale effective November 1, 1994, by and between Rosewood Resources, Inc., as Assignor, and Maynard Oil Company, as Assignee, recorded in Volume 1950, page 32 of the Records of Carter County, Oklahoma, covering 60.00 acres, more or less, being the NW/4 SE/4 SE/4 and the S/2 SE/4 SE/4 Section 24, Township 1 South, Range 3 West, Carter County, Oklahoma, LIMITED to rights from the surface to 2,000 feet below the surface (base of the Permian formation), Carter County, Oklahoma. (LF-05701-AA)

                                    PN 443302
                            ALLOCATED VALUE $1,592.00

                                 PICKENS NO. 1-28
                     BEFORE PAYOUT EXPENSE INTEREST 0.0000000
                     BEFORE PAYOUT REVENUE INTEREST 0.0047007
                     AFTER PAYOUT EXPENSE INTEREST 0.0112816
                     AFTER PAYOUT REVENUE INTEREST 0.0091663

       Oil  and  Gas  Lease dated  December  18, 1989,  by  and  between Bessie
  Gillaspy, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1613, page 7 of the Records of Carter County, Oklahoma (LF-05083-AA)

       Oil and Gas Lease dated December 6, 1989, by and between Robert Dean Morgan, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1612, page 248 of the Records of Carter County, Oklahoma (LF-05083-AB)

       Oil and Gas Lease dated December 8, 1989, by and between Michael Henry Beall, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1612, page 323 of the Records of Carter County, Oklahoma (LF-05083-AC)

       Oil and Gas Lease dated December 7, 1989, by and between Alvin D. Morgan, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1612, page 325 of the Records of Carter County, Oklahoma (LF-05083-AD)

       Oil and Gas Lease dated December 6, 1989, by and between Edith E. Morgan, et al, as Lessor, and Wager & Associates, Inc., as

  Lessee, recorded in Book 1611, page 237 of the Records of Carter County, Oklahoma (LF-05083-AE)

       Oil and Gas Lease dated December 8, 1989, by and between Storm Associates, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1612, page 327 of the Records of Carter County, Oklahoma (LF-05083-AF)

       Oil and Gas Lease dated December 8, 1989, by and between Benjamin Roland Beall, II, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1613, page 243 of the Records of Carter County, Oklahoma (LF-05083-AG)

       Oil and Gas Lease dated December 5, 1989, by and between Maurine Massad 1980 Trust, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1613, page 238 of the Records of Carter County, Oklahoma (LF-05083-AH)

       Oil and Gas Lease dated December 18, 1989, by and between Terry Gillaspy, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1613, page 245 of the Records of Carter County, Oklahoma (LF-05083-AI)

       Oil and Gas Lease dated December 8, 1989, by and between Rose Sharon Neall Ondracek, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1612, page 549 of the Records of Carter County, Oklahoma (LF-05083-
  AJ)

       Oil and  Gas  Lease  dated  December 18,  1989,  by  and  between  Randy
  Gillaspy, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1615, page 201 of the Records of Carter County, Oklahoma (LF-05083-AK)

       Oil and Gas Lease dated December 07, 1989, by and between Kennith G. Morgan, as Lessor, and Wager & Associates, Inc., as Lessee, recorded in Book 1623, page 299 of the Records of Carter County, Oklahoma (LF-05083-AL) covering 40.00 acres, more or less, being the SE/4 NW/4 of Section 28, Township 1 South, Range 3 West, LIMITED to rights from the surface to the base of the Woodford formation as found in the Pickens 1-28 well in the SE/4 NW/4 of Section 28, Township 1 South, Range 3 West, Carter County, Oklahoma

  The hereinabove referenced lease is subject to Farmout Agreement dated February 11, 1991, from Maynard Oil Company to Chesapeake Operating, Inc. and Operating Agreement dated February 11, 1991, by and between Chesapeake Operating, Inc., as Operator, and Maynard Oil Company, et al, as Non-Operator.

                              GRADY COUNTY, OKLAHOMA
                                    PN 438709
                            ALLOCATED VALUE $7,463.00

                                SARAH BURKES "B"
                            EXPENSE INTEREST 0.0000000
                           REVENUE INTEREST 0.0156250 (ORI)

        Oil and Gas Lease dated November 3, 1922, by and between Mrs. Sarah P. Burkes, Guardian of Lelah Morine Burkes, as Lessor, and Walter M. Young, as Lessee, recorded in Volume 199, page 15 of the Records of Grady County, Oklahoma, INSOFAR AND ONLY INSOFAR as said lease covers the SW/4 SW/4 NW/4, W/2 NW/4 SW/4 of Section 16, Township 3 North, Range 5 West, Grady County, Oklahoma, LIMITED to rights from the surface down to a depth of 4,000 feet below the surface, excluding wells numbered 2, 3, 4 and 5. (LF-04714-00)

  The hereinabove referenced lease is subject to Purchase and Sale Agreement by and between Shell Western and Maynard Oil Company dated December 3, 1984; Assignment, Conveyance and Bill of Sale by and between Shell Western E&P Inc. and Maynard Oil Company effective November 1, 1984, recorded in Volume 1477, page 187 of the Records of Grady County, Oklahoma and in Volume 1585, page 704 of the Records of Stephens County, Oklahoma.

                                PN 438701 (UT-377)
                            ALLOCATED VALUE $24,918.00
                               GAGE ORDOVICIAN UNIT
                            EXPENSE INTEREST 0.0000000
                          REVENUE INTEREST 0.0072632 (ORI)

        Oil and Gas Lease dated January 3, 1966, by and between James H. Belvin, et ux, as Lessor, and John W. Baker, as Lessee, recorded in Volume 709, page 348 of the Records of Grady County, Oklahoma, covering the W/2 SW/4, W/2 NE/4 SW/4 of Section 27, Township 5 North, Range 6 West, Grady County, Oklahoma. (LF-04713-AA)

  The hereinabove referenced lease is subject to Agreement dated March 7, 1961, by and between Shell Oil Company and Socony Mobil Oil Company, Inc.; Assignment dated April 28, 1961, effective March 7, 1961, from Shell Oil Company to Socony Mobil Oil Company, Inc., recorded in Volume 715, page 582; Purchase and Sale Agreement by and between Shell Western and Maynard Oil Company dated December 3, 1984; Assignment, Conveyance and Bill of Sale by and between Shell Western E&P Inc. and Maynard Oil Company effective November 1, 1984, recorded in Volume 1477, page 187 of the Records of Grady County, Oklahoma and in Volume 1585, page 704 of the Records of Stephens County, Oklahoma.

                                    PN 438710
                            ALLOCATED VALUE $1,608.00
                                 W. E. WOODS "A"
                            EXPENSE INTEREST 0.0000000
                           REVENUE INTEREST 0.0078125 (ORI)

        Oil and Gas Lease dated April 6, 1926, by and between W. E. Woods, et ux, as Lessor, and Joe Ray, as Lessee, recorded in Volume 224, page 370, of the Records of Grady County, Oklahoma, INSOFAR AND ONLY INSOFAR as said lease covers the NE/4 SE/4 NE/4 of Section 17, Township 3 North, Range 5 West, Grady County, Oklahoma, being a sliding scale 1/32 overriding royalty LIMITED to rights from the surface to 4,000 feet, excluding well numbered 3. (LF-04715-00)

  The hereinabove referenced lease is subject to Operating Agreement dated February 18, 1944, by and between T. H. McCasland, as Operator, and Wirt Franklin Petroleum Corporation, as Non-Operator; Operating Agreement dated January 9, 1948, by and between Ohio Oil Company, as Operator, and T. H. McCasland, as Non-Operator; Gas Processing Agreement - Knox Plant dated May 27, 1959, by and between Gulf Oil Corporation, as Operator, and Shell Oil Company, et al, as Non-Operators; Operating Agreement dated August 18, 1960, by and between British American Oil Company, as Operator, and Shell Oil Company, as Non-Operator; Purchase and Sale Agreement by and between Shell Western and Maynard Oil Company dated December 3, 1984; Assignment, Conveyance and Bill of Sale by and between Shell Western E&P Inc. and Maynard Oil Company effective November 1, 1984, recorded in Volume 1477, page 187 of the Records of Grady County, Oklahoma and in Volume 1585, page 704 of the Records of Stephens County, Oklahoma.

                              ANDREWS COUNTY, TEXAS
                                    PN 610003
                            ALLOCATED VALUE $11,734.00
                                    UNIVERSITY
                     EXPENSE INTEREST BEFORE PAYOUT 0.0000000
                     REVENUE INTEREST BEFORE PAYOUT 0.0937500
                 REVENUE INTEREST (SECONDARY RECOVERY)  0.2187500

                                    PN 610004
                              ALLOCATED VALUE $5,390
                                  UNIVERSITY 11
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0546880

       Oil and Gas Lease dated December 14, 1946, by and between The State of Texas, bearing serial number M-30514 and Gulf Oil Corporation, as Lessee, recorded in Volume 78, Page 373, of the

  Conveyance Records of Andrews County, Texas, covering the SW/4 of Section 11, Block 14, University Lands, Andrews County, Texas. (LF-05722-00)

  Said lease is subject to an Assignment of Oil and Gas Lease dated October 1, 1959, by and between Gulf Oil Corporation to Inca Drilling Company, recorded in Volume 245, page 275 of the Deed Records of Andrews County, Texas and Assignment of Oil and Gas Lease dated April 16, 1957, by and between Gulf Oil Corporation to Garland A. Smith, recorded in Volume 196, page 508 of the Deed Records of Andrews County, Texas; Purchase and Sale Agreement effective January 1, 1995, by and between Pennzoil Exploration and Production Company and Maynard Oil Company and Assignment and Bill of Sale effective January 1, 1995, by and between Pennzoil Exploration and Production Company and Maynard Oil Company recorded in Volume 679, page 889 of the Deed Records of Andrews County, Texas.

                              COLEMAN COUNTY, TEXAS
                                    PN 035808
                            ALLOCATED VALUE $4,461.00
                                HERRING NO. 1 RLTY

                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0625000

       Oil and Gas Lease dated March 20, 1961, by and between Edgar Herring, et ux, as Lessor, to Haynes B. Ownby Drilling Company, as Lessee, recorded in Volume 396, page 542 of the Deed Records of Coleman County, Texas, covering 280 acres, more or less, being out of the D. McLean Survey No. 757, Abstract 493, the H. M. Childress Survey No. 73 and the J. R. Merrill Survey No. 10, more particularly described in said lease, less and except 40 acres, more or less, around the Herring D-1 well, said 40 acres being more particularly described in assignment from Maynard Oil Company to Oil Management Corporation effective March 1, 1989, recorded in Volume _____, page _____ of the Deed Records of Coleman County, Texas, such lands being located in Coleman County, Texas (LF-00286-00)

  The hereinabove referenced lease is subject to Farmout Agreement dated November 25, 1980, as amended, from Maynard Oil Company to Delray Oil, Inc.

                             FREESTONE COUNTY, TEXAS

                                    PN 010109
                             ALLOCATED VALUE $322.00

                              LAYTON NO. 1 (UT-121)
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0127945

       Oil and Gas Lease  dated August 10, 1967,  by and between the  Estate of
  B. G. Byars, et al, as Lessor, and Equitable Petroleum Management, as Lessee, recorded in Volume 372, page 143 of the Records of Freestone County, Texas, covering 123.48 acres of land, more or less, being out of the Jeremiah Lee Survey and the Juan Mata Survey, more particularly described in said lease, LIMITED to a depth of 13,369' below the surface, more particularly described in said lease, Freestone County, Texas (LF-00532-AA)

       Oil and Gas Lease dated August 21, 1967, by and between R. L. Peveto, as Lessor, and Equitable Petroleum Management Corporation, as Lessee, recorded in Volume 372, page 371 of the Records of Freestone County, Texas, covering 123.48 acres of land, more or less, being out of the Jeremiah Lee Survey and the Juan Mata Survey, more particularly described in said lease, LIMITED to a depth of 13,369' below the surface, more particularly described in said lease, Freestone County, Texas (LF-00532-AB)

       Oil and Gas Lease dated July 7, 1966, by and between J. H. Day, et al, as Lessor, and Hal Newman, as Lessee, recorded in Volume 363, page 791 of the Records of Freestone County, Texas, covering 89.5 acres, more or less, being out of the Jessie A. Weaver Survey, Abstract 656 and the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, more particularly described in said lease, Freestone County, Texas (LF-00533-AA)

       Oil and Gas Lease dated March 6, 1968, by and between Allen Robinson, et ux, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 70 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-
  AB)

       Oil and Gas Lease dated March 6, 1968, by and between Robert E. Lee, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 75 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AC)

       Oil and Gas Lease dated March 7, 1968, by and between Geneva Prowell Baker, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 73 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AD)

       Oil and Gas Lease dated March 8, 1968, by and between Myrtle Cain, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 329 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AE)

       Oil and Gas Lease dated March 8, 1968, by and between Frankie Vickers Kucera, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 375 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AF)

       Oil and Gas Lease dated March 8, 1968, by and between Louetta Graves Freeman, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 67 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AG)

       Oil and Gas Lease dated March 8, 1968, by and between Millie Robinson, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 210 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AH)

       Oil and Gas Lease dated March 8, 1968, by and between Walker C. Harris, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 126 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AI)

       Oil and Gas Lease dated March 8, 1968, by and between Samuel T. Harris, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 204 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AJ)

       Oil and Gas Lease dated March 8, 1968, by and between A. W. Vickers, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 494 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AK)

       Oil and Gas Lease dated March 8, 1968, by and between Eloise McClintock, et vir, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 491 of the Records of Freestone County, Texas, covering
  52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AL)

       Oil and Gas Lease dated March 8, 1968, by and between Billie Jayne Parish, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 471 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AM)

       Oil and Gas Lease dated March 18, 1968, by and between John Mitchell Prowell, Jr., as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 478 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AN)

       Oil and Gas Lease dated March 18, 1968, by and between Elizabeth C. Elliott, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 623 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AO)

       Oil and Gas Lease dated March 8, 1968, by and between Frances Vickers Medlin, et al, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 670 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AP)

       Oil and Gas Lease dated March 8, 1968, by and between Ross E. Prowell, as Lessor, and John MacDonald, as Lessee, recorded in Volume 378, page 50 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AQ)

       Oil and Gas Lease dated March 8, 1968, by and between Mary Scarbrough French, et vir, as Lessor, and John MacDonald, as Lessee, recorded in Volume 378, page 163 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AR)

       Oil and Gas Lease dated March 8, 1968, by and between B. C. Prowell, as Lessor, and John MacDonald, as Lessee, recorded in Volume 378, page 166 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AS)

       Oil and Gas Lease dated March 8, 1968, by and between Dollie Thompson, et vir, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 633 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AT)

       Oil and Gas Lease dated March 8, 1968, by and between Calvin D. Prowell, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 673 of the Records of Freestone County, Texas, covering 52.181 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00533-AU)

       Oil and Gas Lease dated July 11, 1966, by and between Audie A. Davidson, et ux, as Lessor, and Hal Newman, as Lessee, recorded in Volume
  361, page 754 of the Records of Freestone County, Texas, covering 46.2 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the Jesse A. Weaver Survey, Abstract 656, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00534-00)

       Oil and Gas Lease dated July 8, 1966, by and between John P. Neece, Jr., et al, as Lessor, and Hal Newman, as Lessee, recorded in Volume 361, page 717 of the Records of Freestone County, Texas, covering 35.0 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00535-00)

       Oil and Gas Lease dated July 22, 1966, by and between Dee Garrett Lively, et vir, as Lessor, and H. R. Lively, as Lessee, recorded in Volume 361, page 739 of the Records of Freestone County, Texas, covering 17.52 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey,

  Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AA)

       Oil and Gas Lease dated July 22, 1966, by and between W. L. Garrett, as Lessor, and Hal Newman, as Lessee, recorded in Volume 361, page 742 of the Records of Freestone County, Texas, covering 17.52 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-
  AB)

       Oil and Gas Lease dated July 25, 1966, by and between Fred Garrett, as Lessor, and Hal Newman, as Lessee, recorded in Volume 362, page 407 of the Records of Freestone County, Texas, covering 17.52 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-
  AC)

       Oil and Gas Lease dated July 25, 1966, by and between C. R. Ragsdale, as Lessor, and Hal Newman, as Lessee, recorded in Volume 362, page 410 of the Records of Freestone County, Texas, covering 17.52 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-
  AD)

       Oil and Gas Lease dated July 18, 1968, by and between Emmie H. Creecy, et vir, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 372 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the
  A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AE)

       Oil and Gas Lease dated March 8, 1968, by and between W. Edward Garrett, et ux, as Lessor, and John MacDonald, as Lessee, recorded in Volume 377, page 207 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AF)

       Oil and Gas Lease dated February 24, 1968, by and between Olevia Lowney, et vir, as Lessor, and L. R. Mabry, as Lessee, recorded in Volume 377, page 285 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AG)

       Oil and Gas Lease dated March 11, 1968, by and between Boyd E. Garrett, as Lessor, and L. R. Mabry, as Lessee, recorded in Volume 377, page 747 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-
  AH)

       Oil and Gas Lease dated February 27, 1968, by and between Katherine Mitchell, as Lessor, and L. R. Mabry, as Lessee, recorded in Volume 377, page 236 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the
  A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AI)

       Oil and Gas Lease dated February 27, 1968, by and between Thelma Thompson, et vir, as Lessor, and L. R. Mabry, as Lessee, recorded in Volume 377, page 63 of the Records of Freestone County, Texas, covering 45.00 acres, more or less, being out of the Graham Jackson Survey, Abstract 341, and the A. White Survey, Abstract 648, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00536-AJ)

       Oil and Gas Lease dated June 18, 1966, by and between H. D. Wynne, et ux, as Lessor, and Richard Clouse, as Lessee, recorded in Volume 361, page 751 of the Records of Freestone County, Texas, covering 50.00 acres, more or less, being out of the J. Wilson Survey, Abstract 657, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00537-00)

       Oil and Gas Lease dated November 21, 1967, by and between Audie Kay Richardson, et al, as Lessor, and L. R. Mabry, as Lessee, recorded in Volume 374, page 327 of the Records of Freestone County, Texas, covering 74.229 acres, more or less, being out of the Jeremiah Lee Survey, Abstract 388, more particularly described in said lease, LIMITED to a depth of 13,369 feet below the surface, Freestone County, Texas (LF-00538-AA)

                               MARTIN COUNTY, TEXAS
                                    PN 010103
                            ALLOCATED VALUE $6,254.00

                                 ALLAR 925 NO. 1
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0625000

       Oil and Gas Lease dated July 26, 1966, by and between The Allar Company, as Lessor, and The Murmanill Corporation, as Lessee, recorded in Volume 43, page 333 of the Oil and Gas Lease Records of Martin County, Texas, covering 160.00 acres, more or less, being the NE/4 of Section 11, Block 35, T-1-N, T&P RR Co. Survey, Martin County, Texas (LF-00467-00)

                               MOORE COUNTY, TEXAS
                                    PN 414920
                            ALLOCATED VALUE $15,595.00

                                     BAKER 39
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0200000

       Oil and Gas Lease dated October 25, 1934, from Nettie L. Baker, as Lessor, and Amarillo Oil Company, as Lessee, recorded in Volume 52, page 530 of the Records of Moore County, Texas, INSOFAR AND ONLY INSOFAR as said lease covers 160 acres of land, more or less, described as follows:
  Beginning at the southeast corner of said Section 39, Block O-18, D&P Survey, go N 00'20'32"E along the east line of Section 39, 2,640 feet to a point; thence N 89'38'35"W 2,640 feet to a point; thence S 00'20'32"W 2,650 feet to a point on the south line of Section 39; thence S 89'38'35"E along the south line of Section 39, 2,640 feet to the Point of Beginning, and LIMITED to rights from the surface of the ground to a depth of 2,439 feet below the surface, Moore County, Texas. (LF-05709-00)

                                WISE COUNTY, TEXAS
                                    PN 010203
                            ALLOCATED VALUE $6,689.00

                          J. S. FOX UNIT NO. 1 (UT-156)
                                   (WELL NO. 3)
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0273438 (ORI)

        Oil and Gas Lease dated February 6, 1962, by and between Jeff S. Fox, et ux, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 1 of the Records of Wise County, Texas, covering 437.9 acres, more or less, being out of the Joseph Humphries Survey Abstract 357, the Margaret Swift Survey and the Ed Wray Survey, Abstract 873, more particularly described in said lease, Wise County, Texas. (LF-00501-00)

  The hereinabove referenced leases are subject to Letter Agreement dated January 10, 1967, by and between Maynard Oil Company and Mitchell & Mitchell Properties; Gas Processing Agreement dated July 12, 1965, as amended, by and between G M & M Gas Products Plant, Inc., and Maynard Oil Company; and Declaration of Pool for the Jeff S. Fox Gas Unit No. 1 dated September 19, 1973, recorded in Volume 191, page 373 of the Records of Wise County, Texas.

                                PN 010302 (UT-112)
                            ALLOCATED VALUE $12,783.00

                         ZINA FOX NO. 1, 2 AND WELL NO. 3
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0273438

        Oil and Gas Lease dated February 6, 1962, by and between Jeff S. Fox, et ux, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 1 of the Records of Wise County, Texas, covering 437.9 acres, more or less, being out of the Joseph Humphries Survey, the Margaret Swift Survey and the Ed Wray Survey, more particularly described in said lease, Wise County, Texas. (LF-00501-00)

        Oil and Gas Lease dated February 6, 1962, by and between Joe Lee Fox, et ux, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 5 of the Records of Wise County, Texas, covering 276.5 acres, more or less, being out of the E. Whitson Survey, the Ed Wray Survey, and the John Hicks Survey, more particularly described in said lease, Wise County, Texas. (LF-00502-00)

        Oil and Gas Lease dated February 6, 1962, by and between Zina Fox, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 53 of the Records of Wise County, Texas, covering 467 acres, more or less, being out of the Joseph Humphries Survey, Abstract 357, the John Frederick Survey, Abstract 309, the E. Wray Survey, Abstract 873, and the John Hicks Survey, Abstract 999, more particularly described in said lease, Wise County, Texas. (LF-00503-00)

  The hereinabove referenced leases are subject to Letter Agreement dated January 10, 1967, by and between Maynard Oil Company and Mitchell & Mitchell Properties; Gas Processing Agreement dated July 12, 1965, as amended, by and between G M & M Gas Products Plant, Inc., and Maynard Oil Company and the Zina Fox Gas Unit No. 1 Declaration of Pool dated February 1, 1967, recorded in Volume 171, page 539 of the Records of Wise County, Texas; the Zina Fox Gas Unit No. 2 Declaration of Pool dated July 8, 1974, recorded in Volume 194, page 529 of the Records of Wise County, Texas.

                                    PN 010205
                            ALLOCATED VALUE $3,042.00

                                M. E. PRUETT NO. 1
                         EXPENSE INTEREST 0.0000000
                         REVENUE INTEREST 0.0546875 (GAS)
                         REVENUE INTEREST 0.0273438 (OIL)

                                PN 094804 (UT-279)
                            ALLOCATED VALUE $5,562.00

                       J. R. WITT WELL NO. 1, 2, 3, 4 AND 5
                         EXPENSE INTEREST 0.0000000
                         REVENUE INTEREST 0.0273437 (OIL)
                         REVENUE INTEREST 0.0288973 (GAS)

        Oil and Gas Lease dated February 10, 1962, by and between Margaret S. Rasco, et vir, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 349 of the Records of Wise County, Texas, covering 413.65 acres, more or less, being out of the E. Witson Survey, Abstract 881, and the Joseph Humphries Survey, Abstract 357, more particularly described in said lease, Wise County, Texas. (LF-00504-00)

        Oil and Gas Lease dated February 9, 1962, by and between Jewell Ray Witt, et vir, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 135, page 285 of the Records of Wise County, Texas, covering 430.62 acres, more or less, being out of the Margaret Swift Survey, Abstract 740, more particularly described in said lease, Wise County, Texas. (LF-00505-
  00)

        Oil and Gas Lease dated April 24, 1962, by and between M. E. Pruett, et ux, as Lessor, and Frank M. Tye, Jr., as Lessee, recorded in Volume 136, page 535 of the Records of Wise County, Texas, covering 917 acres, more or less, being out of the Eli M. Thomasson Survey, Abstract 801, more particularly described in said lease, Wise County, Texas. (LF-01066-AA)

       Oil and Gas Lease dated April 16, 1965, by and between Aetna Life Insurance Company, as Lessor, and Mack Natural Gas Company, as Lessee, recorded in Volume 160, page 404 of the Records of Wise County, Texas, covering 312.00 acres, more or less, being out of the Eli M. Thomasson Survey, A-801, more particularly described in said lease, Wise County, Texas (LF-01066-AB)

  The above referenced leases are subject to Letter Agreement dated January 10, 1967, by and between Maynard Oil Company and Mitchell & Mitchell Properties; Gas Processing Agreement dated July 12, 1965, as amended, by and between G M & M Gas Products Plant, Inc., and Maynard Oil Company; Declaration of Pool for the Jewell Ray Witt Gas Unit No. 1 dated February 18, 1981, recorded in Volume 235, page 299 of the Records of Wise County, Texas and the Declaration of Pool for the M. E. Pruett Gas Unit dated February 1, 1967, recorded in Volume 171, page 553 of the Records of Wise County, Texas.

                               YOUNG COUNTY, TEXAS

                                    PN 009706
                            ALLOCATED VALUE $19,750.00

                                  ALLAR UNIT OHC
                            EXPENSE INTEREST 0.0000000
                            REVENUE INTEREST 0.0625000

       Oil and Gas Lease dated March 11, 1938, by and between E. S. Graham, et ux, and The Allar Company, as Lessor, and M. G. Cheney, as Lessee, recorded in Volume 175, page 578 of the Deed Records of Young County, Texas; Oil and Gas Lease dated February 7, 1938, by and between E. S. Graham, et ux, as Lessor, and M. G. Cheney, as Lessee, recorded in Volume 175, page 580 of the Deed Records of Young County, Texas; Oil and Gas Lease dated June 12, 1937, by and between E. S. Graham, et ux, as Lessor, and M. G. Cheney, as Lessee, recorded in Volume 174, page 105 of the Deed Records of Young County, Texas; Oil and Gas Lease dated February 19, 1934, by and between E. S. Graham, et ux, and the Allar Company, as lessor, and James P. Nash, as Lessee, recorded in Volume 157, page 363 of the Deed Records of Young County, Texas; Oil and Gas Lease dated June 12, 1937, by and between E. S. Graham, et ux, as Lessor, and M. G. Cheney, as Lessee, recorded in Volume 174, page 104 of the Deed Records of Young County, Texas, merged into one lease by Contract of Agreement dated January 30, 1942, recorded in Volume 193, page 239 of the Deed Records of Young County, Texas, as amended and ratified by instrument dated March 23, 1948, recorded in Volume 242, page 587 of the Deed Records of Young County, Texas, INSOFAR AND ONLY INSOFAR as said lease covers 20.00 acres, more or less, being described as follows: Beginning at a point on the most westerly northwest corner of the Allen Hines Survey, Abstract 135; Thence south 2,434.4 feet; Thence east 551 feet to the Point of Beginning; Thence east 1,320 feet; Thence south 600 feet; Thence west 1,320 feet; Thence north 660 feet to the Point of Beginning, LIMITED to rights from the surface to the Base of the Mississippian formation and 20.00 acres, more or less described as follows: Beginning at a point in the east line of the Allen Hines Survey, Abstract 135, being south 0'42'27" west, 564.15 feet from its northeast corner to point for corner; Thence south 0'42'27" ng and with the east boundary line of said survey to point for corner; Thence north 89'17'33" west at 357.6 feet to point for corner; Thence north 0'42'27" east 2,436.92 feet to point for corner; Thence south 89'27'33" east 357.5 feet to the Point of Beginning, LIMITED to rights from the surface to the Base of the Mississippian formation, but excluding rights in the Conglomerate zone or formation, which formation is found below the Base of the Caddo formation and above the top of the Marble Falls formation, Young County, Texas. (LF-00460-00-01)

  The hereinabove referenced lease is subject to Gas Purchase Contract dated August 26, 1980, by and between J. H. Taylor Gas Company, as Buyer, and Maynard Oil Company, as Seller; Farmout Agreement dated November 7, 1985, as amended, by and between Maynard Oil Company, as Farmor, and Maverick Properties, Inc., as Farmee; Unit Agreement dated August 26, 1987; Unit Agreement dated September 15, 1987.

                                    EXHIBIT "B"
                     CONVEYANCE, ASSIGNMENT AND BILL OF SALE
                             FROM MAYNARD OIL COMPANY
                             TO JAVELINA ENERGY, INC.

       Attached to and  made a part of  PURCHASE AND SALE AGREEMENT  dated
       August 6, 1996, by and between Maynard Oil Company, SELLER, and Javelina Energy, Inc., BUYER.


  THE STATE OF        )
                      )       KNOW ALL MEN BY THESE PRESENTS:
  COUNTY OF           )

            THAT,  the   undersigned,   MAYNARD   OIL   COMPANY,   a   Delaware
  corporation, with offices at 8080 North Central Expressway, Suite 660, Dallas, Texas 75206 (hereinafter called "Assignor"), for and in consideration of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by JAVELINA ENERGY, INC., a Texas corporation, whose post office address is Box 1237, Kingsville, Texas 78364 (hereinafter called "Assignee"), does hereby TRANSFER, ASSIGN and CONVEY unto Assignee, WITHOUT WARRANTY OF TITLE EITHER EXPRESS OR IMPLIED, EXCEPT BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE, with the right of full substitution and subrogation in and to all rights and actions of warranty which Assignor has or may have against any and all preceding owners or vendors, subject to the terms and conditions contained herein, the following (collectively, the "Property"):

       (a) All of Assignor's interest, whether present, contingent, reversionary or other type of interest, in and to the leasehold estates created under the oil, gas and mineral leases described in Exhibit "A", (such leases being hereinafter called "said Leases"), which interest in said Leases and the wells situated thereon, and in any pooled units pertaining thereto, Assignor represents to be no less than the working and net revenue interests set forth on such Exhibit "A", subject to all burdens, encumbrances, contracts and agreements, which are of record and/or listed in such Exhibit "A" affecting said Leases to the extent that same are in force and effect;

       (b) All of Assignor's royalties, overriding royalties, production payments, rights to take royalties in kind, and other interests in production of oil, gas or other minerals in the lands described in Exhibit "A" attached hereto, whether created under the leases, deeds, assignmicenses, servitudes, easements, surface leases and rights-of-way of every character relating to said lease;

       (d) all of Assignor's right, title and interest in and to any contracts or agreements including, but not limited to, rights and interest in or derived from unit agreements, gas processing agreements, joint operating agreements, gas contracts, gas gathering agreements, gas balancing agreements, boundary or well line agreements, assignments of operating rights, working interest and subleases affecting said leases.

       For the same consideration, Assignor does hereby BARGAIN, SELL and DELIVER unto Assignee all of its right, title and interest in and to producing, non-producing and shut-in oil wells and gas wells, salt water disposal wells, injection wells and water wells located on said leases described in said Exhibit "A" or on lands pooled, unitized or communitized therewith; and Assignor does hereby further BARGAIN, SELL and DELIVER unto Assignee all of its right, title and interest in and to all surface and down-hole equipment, fixtures, related inventory and other personal property and well equipment located in, on and used in connection with the property described directly hereinabove and in paragraphs (a) through (d) above, excluding. however, all automobiles, trucks and communications equipment, such equipment being hereinafter collectively called "said wells". ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, and (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS. ASSIGNEE EXPRESSLY WAIVES THE PROVISIONS OF CHAPTER XVII, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED), VERNON'S TEXAS CODE ANNOTATED, BUSINESS AND COMMERCIAL CODE.

            This Conveyance, Assignment and Bill of Sale is executed and delivered as part of the consummation of the transaction contemplated by that certain Purchase and Sale Agreement between Assignor, as SELLER, and Assignee, as BUYER, dated August 6, 1996 (hereinafter referred to as "Sale Agreement"). The warranties, representations, indemnities and covenants contained in the Sale Agreement shall survive the delivery of this Conveyance, Assignment and Bill of Sale in accordance with the provisions of the Sale Agreement and the delivery of this Conveyance, Assignment and Bill of Sale shall not affect, expand, diminish, or otherwise impair any of the warranties, representations, indemnities or covenants made in the Sale Agreement and the terms and conditions set forth therein; provided, however, any third parties transacting with Assignee with respect to any of the Property may rely on this Conveyance, Assignment and Bill of Sale as vesting Assignee with all of Assignor's right, title and interest in said leases, said wells, and all of the other Property.

       This Conveyance, Assignment and Bill of Sale shall extend to, be binding upon and inure to the respective successors and assigns, and shall be deemed covenants running with the herein described lands and leasehold estates.

       Assignee expressly assumes, as of the Effective Date, all of Assignor's obligations relating to the said leases, including, but not limited to, the obligation of plugging and abandoning any well on the said leases, at Assignee's sole cost, risk and expense.

            This conveyance, assignment and bill of sale shall be effective, for all purposes as of 7:00 o'clock a.m. August 1, 1996.

            EXECUTED by Assignor and Assignee in Duplicate Originals on this ____ day of _______________, 1996, but to be effective as stated above.

  ATTEST:                            MAYNARD OIL COMPANY


  __________________________         By:  ___________________________
  Cassondra Foster                        L. B. Carruth
  Assistant Secretary                     Vice President

       SEAL


  ATTEST:                            JAVELINA ENERGY, INC.


  __________________________         By:  ___________________________
                                          Ken Perkins
                                          President


       SEAL


  THE STATE OF TEXAS   )
                       )
  COUNTY OF DALLAS     )

       This instrument  was acknowledged before  me on __________,  1996, by L.
  B. Carruth, Vice President of Maynard Oil Company, a Delaware corporation, on behalf of said corporation.


  MY COMMISSION EXPIRES:

                                          ___________________________
                                          Kathryn Shaffer, Notary
                                          Public in an

  THE STATE OF TEXAS  )
                      )
  COUNTY OF           )

       This instrument was acknowledged before me on __________, 1996, by Ken Perkins, President of Javelina Energy, Inc., a Texas corporation, on behalf of said corporation.

  MY COMMISSION EXPIRES:

                                          ___________________________

                                          Notary Public in and for
                 			  the _____________________


                                   EXHIBIT "C"

                            EXCHANGE ESCROW AGREEMENT
       Attached to and made a part of PURCHASE AND SALE AGREEMENT dated August 6, 1996, AND SHALL BE EFFECTIVE August 15, 1996, by and between Maynard Oil Company, SELLER, and Javelina Energy, Inc., BUYER

       This  Agreement is  dated  the 6th  day of  August,  1996, AND  SHALL BE
  EFFECTIVE   August  15,  1996,  between  MAYNARD   OIL  COMPANY,  a  Delaware
  corporation, with offices at 8080 North Central Expressway, Suite 660, Dallas, Texas 75206 (hereinafter referred to as "Seller") and Javelina Energy, Inc., a Texas corporation, whose post office address is P. O. Box 1237, Kingsville, Texas 78364, (hereinafter referred to as "Purchaser") and BANK ONE TEXAS, N.A., a national banking association (hereinafter referred to as "Escrow Agent").

                               W I T N E S S E T H

       WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated August 6, 1996 (the "Contract), for the sale and purchase of certain properties more particularly described in the Exhibit "A" attached ("Seller's Property").

       WHEREAS, Purchaser has agreed to accommodate Seller in effecting a tax deferred exchange under Section 1031 of the Internal Revenue Code of 1986 (the "Code") by acquiring for the benefit of Seller and exchanging for Seller's Property one or more like properties (collectively, "Exchange Property"), to be designated by Seller and thereafter acquired and transferred to Seller;

       WHEREAS, unless notified otherwise by Seller and Purchaser jointly, Escrow Agent may rely upon the date of this agreement, as set forth above, being the date on which Seller's property was transferred to Purchaser; and

       WHEREAS,  this  Exchange  Escrow   Agreement  is  referred  to   as  the
  "Agreement."

       NOW THEREFORE, the parties agree as follows:

       1. Creation of Escrow. Purchaser agrees to deposit with and deliver to Escrow Agent, the net closing proceeds of the Seller's Property, which net closing proceeds shall consist of cash in the amount of One Hundred
  Fifty Thousand and 00/100 Dollars ($150,000.00) plus or minus any adjustments allowed under Paragraph 4(a) of the Contract and less costs of closing, fees, taxes, and other reductions contemplated by the Contract, said net closing proceeds being hereinafter referred to as the "Escrow Fund." Escrow Agent shall have no responsibility to ascertain whether the funds deposited with it as the Escrow Funds are equal to the net closing proceeds described in the immediately preceding sentence. Each deposit to the Escrow Fund, whether initially made as contemplated above, or made subsequently for whatever reason, shall be in cash, and shall be accompanied by notice to Escrow Agent setting forth the time and method of delivery of such cash, the amount thereof, and directions to Agent shall invest the Escrow Fund at the written request of the parties hereto. Said request shall be by notice, which shall specify the type of investment to be made, the maturity date, and the principal amount to be invested. The Escrow Agent shall not be liable for losses on any investments made by it pursuant to and in compliance with such instructions; and Escrow Agent shall not be responsible or liable for any penalty or loss incurred as a result of the settlement or liquidation of any such investment prior to this maturity to enable Escrow Agent to make any disbursement required hereunder. The Escrow Fund will remain uninvested until such notice of investment instructions is received. All interest earned on the Escrow Fund shall be added to and shall become a part of the Escrow Fund, subject to the same restrictions on distribution as contained herein for the Escrow Fund. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Escrow shall be binding upon Escrow Agent unless notice thereof shall be served upon Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon Escrow Agent's assent thereto in writing. Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties executing, delivering or purporting to execute or deliver these instructions or any documents, paper, or payments deposited or called for hereunder, and assumes no responsibility or liability for the validity or sufficiency of these instructions or any documents, papers or payments deposited or called for hereunder.

       2. Interests in Escrow Fund. Purchaser declares that the purpose of the Escrow Fund is to secure to Seller the timely and faithful performance of Purchaser's obligations under the Contract. Under no circumstances shall the Escrow fund be disbursed, except pursuant to the terms of this Agreement.

       3. Escrow Fepon execution hereof fees as outlined on Exhibit "B" for services rendered by it pursuant to the provisions of this Agreement, and will reimburse Escrow Agent for its reasonable expenses, including attorney's fees, incurred in connection with the performance of such services as such expenses are incurred. Escrow Agent's expenses, including reasonable attorney's fees for review, revision and approval of this Agreement shall be paid by Seller to Escrow Agent upon execution of this Agreement. Notwithstanding anything to the contrary contained in any other provision of this Agreement or any instructions to the contrary from either Purchaser or Seller, Escrow Agent shall be entitled to retain from any disbursements requested hereunder any outstanding fees and/or expense due to it hereunder. Escrow Agent shall be entitled to consult with counsel as it deems necessary from time to time, and reasonable fees therefore shall be an expense reimbursable to Escrow Agent as provided hereunder. Escrow Agent is hereby granted a lien on the Escrow Fund for all indebtedness that may become owing to Escrow Agent pursuant to this Agreement, which may be enforced by Escrow Agent by appropriate foreclosure proceedings.

       4. Identification and Acquisition of Exchange Property. Seller shall identify and negotiate the terms of acquisition of one or more Exchange Property or Exchange Properties. Upon Notice to Escrow Agent from Seller as to the need for monies in the Escrow Fund to acquire an Exchange Property, which notice shall provide a description of the Exchange Property, the general terms of its acquisition and instructions for the disbursement of Escrow Funds to accomplish acquisition of the Exchange Property, the Escrow Agent shall disburse funds in accordance with the instructions in the notification; provided that (i) such notice shall be given to Escrow Agent at least three business days prior to any needed disbursement; (ii) once disbursed, Escrow Agent shall have no further responsibility and (iii) Escrow Agent shall never have any responsibility to supply funds needed by Seller from its own assets. The Escrow Agent may rely conclusively upon the information contained in the notification.

       5. Termination; Disbursement to Seller. This Agreement shall terminate automatically, without notice to any party, as follows: (a) in the event Seller fails to give notice to Escrow Agent that it has designated Exchange Property by the forty-fifth (45th) day following the date of this Agreement at the close of business of such day, or (b) otherwise, on the one hundred eightieth (180th) day following the date of this Agreement provided, that if Seller designates Exchange Property and all property so designated has been successfully acquired and transferred to Seller prior to the one hundred eightieth (180th) day following the date of this Agreement, then Seller shall so notify Escrow Agent, and this Agreement shall instead terminate on the day following Escrow Agent's receipt of such notice. Upon termination of this Agreement, the Escrow Fund as then constituted shall become the property of Seller and shall promptly be paid over and delivered to Seller subject to Escrow Agent's right to offset and deduct all unpaid fees of Escrow Agent and all reasonable expenses, including attorney's fees, and authorized disbursements. Under no circumstances shall any party of the Escrow Fund be disbursed to Seller except upon termination of this Agreement pursuant to this paragraph. Seller shall have no right to receive, pledge, borrow, or otherwise obtain the benefits of the Escrow Fund prior to termination of this Agreement pursuant to this paragraph.

       6. Security Interest of Seller. Purchaser agrees the Escrow Fund is hereby impressed with and made subject to a security interest in favor of Seller securing Purchaser's performance to obtain and transfer title to the Exchange Property as set forth above.

       7.    Successor Escrow  Agent.   Escrow  Agent  may at  any  time resign
  hereunder by giving notice of its resignation to Seller and Purchaser at least 10 days prior to the date specified for such resignation to take effect. If Escrow Agent has so resigned, Seller and Purchaser shall appoint a successor escrow agent within such notice period. Further, if Escrow Agent has not previously given notice of resignation, Seller and Purchaser may remove Escrow Agent by mutually naming a successor hereunder to Escrow Agent, which shall be done by submitting notice to Escrow Agent of such removal and appointment of the successor escrow agent at least ten (10) days prior to the date specified for such removal to take place. Such successor escrow agent, regardless of why appointed, shall have all the duties and powers assumed and conferred in this Agreement upon Escrow Agent. Upon the date on which the resignation or removal of Escrow Agent is specified to take effect, the Escrow fund shall be delivered to the successor escrow agent so named by Seller and Purchaser above in this paragraph, whereupon all Escrow Agent's obligations hereunder shall cease. If no successor escrow agent is so designated by such effective date, all obligations of
  Escrow Agent hereunder, nevertheless, shall cease and terminate. Escrow Agent's sole responsibility thereafter shall be to keep safely the Escrow Fund and to deliver the same to a person designated by Seller and Purchaser or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

       8.  Escrow Agent Release.   Escrow Agent shall have no liability  under,
  or duty to inquire into the terms and provisions of this Agreement or the transactiot its duties hereunder are purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence so long as it has acted in good faith. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or revision of this Escrow Agreement unless the same shall be in writing and signed by Seller and Purchaser, and if its duties hereunder are affected thereby, unless it shall have given prior written consent thereto. Escrow Agent shall have no liability for the acts of any of its agents unless it has been grossly negligent or engaged in wilful misconduct in the selection of such agent. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely upon and shall be protected in acting or refraining from acting on any instrument in good faith believed by it to be genuine and to have been signed or presented by the property party or parties. Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for any action taken or omitted by it in accordance with the advice of its counsel. Escrow Agent may, without further investigation, assume: (a) the accuracy and truth of any written instrument, notice, certificate or opinion given to it and (b) the authenticity of any signatures thereon.

       9. Indemnity. In consideration of acceptance of this escrow by Escrow Agent, Seller agrees for executors, personal representatives, successors and assigns, to indemnify, defend, and hold Escrow Agent (in every capacity, including its corporate capacity) harmless from and against any and all claims, losses, damages, taxes, liabilities, and expenses (collectively "Claims") that may be incurred by Escrow Agent arising out of or in connection with its appointment, acceptance, service or performance hereunder, including the legal costs and expenses of defendinin connection with such expenses of defending itself against any Claims in connection with such matters. "Claims" specifically includes Claims arising out of the alleged or actual negligence of Escrow Agent, but this agreement to indemnify, defend and hold harmless shall not extend to Claims which are determined to be the result of gross negligence or willful misconduct of Escrow Agent in bad faith. This agreement by Seller to indemnify, defend and hold harmless is not limited to the amount of funds held in escrow hereunder, and shall survive both the termination of the Agreement and any resignation or removal of Escrow Agent. To further secure the performance of Seller under this agreement to indemnify, defend and hold harmless, Seller and Purchaser agree that Escrow Agent shall have a first and prior lien upon all deposits made hereunder to secure the performance of said agreement.

       10. Interpleader. Should any controversy arise between the undersigned with respect to this Agreement or with respect to the right to receive the Escrow Fund, Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. Should a bill of interpleader be instituted, or should Escrow Agent become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Fund, Seller and Purchaser hereby bind themselves, their successors and assigns, to pay Escrow Agent, in addition to any charge made for acting as Escrow Agent hereunder and expenses incurred in connection therewith, reasonable attorney's fees incurred by Escrow Agent and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such litigation.

       11.   Notices.    Any notice  required  or  permitted hereunder,  to  be
  effective, must be in writing and shall be deemed given, except as provided in the penultimate sentence of this paragraph 11 when

  personally   delivered  to  any  party  or   matified  mail,  return  receipt
  requested, to the following addresses:

  If to Purchaser:    Javelina Energy, Inc.
                      Attention Mr. Ken Perkins
                      Highway 141 West
                      Armstrong Ranch
                      Kingsville, TX  78364
                      Phone:  (512) 592-6000
                      Fax:    (512) 592-2689

  If to Seller:       Maynard Oil Company
                      8080 North Central Expressway, Suite 660
                      Dallas, Texas 75206
                      Attention Cassondra Foster
                      Telephone:  (214) 891-8461
                      Facsimile:  (214) 891-8827

  With Copy to:       Maynard Oil Company
                      8080 North Central Expressway, Suite 660
                      Dallas, Texas 75206
                      Attention Kenneth Hatcher
                      Telephone:  (214) 891-8471
                      Facsimile:  (214) 891-8827

  If to Escrow Agent: Bank One, Texas, N.A.
                      Attention Kay Lowrance
                      8111 Preston Road, 2nd Floor
                      Dallas, TX  75225
                      Telephone:  (214) 360-3978
                      Facsimile:  (214) 360-3980

  Provided further, and in addition to the requirements set forth above, any notice required or permitted to be given to Escrow Agent hereunder shall be effective only when actually received in writing by Kay Lowrance, on behalf of Escrow Agent, and not prior thereto. Any party may, by proper notice, change its address for notice hereunder.

       12. Amendment. This Agreement is irrevocable, and may not be amended, modified or supplemented except by written instrument signed by Purchaser and Seller and approved in writing by Escrow Agent.

       13. Successors and Assigns. This Agreement shall inure to the benefit of the parties, their respective heirs, executors, personal representatives, successors and assigns.

       14.  Counterparts.     This  Agreement  may   be  executed  in   several
  counterparts, and the several signed counterparts shall be deemed a single, integrated instrument.

       15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The venue for any action arising hereunder or in connection herewith shall be in Dallas County, Texas.

       16. Time of Essence. Time is expressly declared to be of the essence of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement in triplicate as of the day and year first above written.

                                     SELLER

                                     MAYNARD OIL COMPANY

                                     By:  ___________________________
                                          L. B. Carruth
                                          Vice President

                                     PURCHASER

                                     JAVELINA ENERGY, INC.

                                     By: ___________________________
                                         Ken Perkins
                                         President


                                     ESCROW AGENT

                                     BANK ONE, TEXAS, N.A.

                                     By:  ___________________________
                                          Kay Lowrence
                                          Assistant Vice President